EXHIBIT 23

         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Stock Option and Stock Appreciation Rights Plan of LIVE Entertainment Inc. of our report dated March 11, 1996, with respect to the consolidated financial statements and schedule of LIVE Entertainment Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


May 6, 1996
Los Angeles, California